Purchase Agreement Between Source Gold Corp. and John Sadowski,
President, North Star Prospecting Inc.

Dated May 4, 2010 in the Province of Ontario, Canada.

Source Gold Corp. has purchased from John Sadowski, President North Star Prospecting Inc. the below listed 21 claims in Northern Ontario Canada for the amount of $51,800.

Claims:

4243802	4243803	4243804	4243805	4243806

4254007	4254008	4254009	4254010	4254011	4254013
4253014	4253015	4254016	4254017	4254018

4243808	4243809	4243810

All claims are presently filed with the Ontario Ministry of Mines and Northern Development and are registered to John Sadowski.  The claims will be transferred to the name of Source Gold Corp. upon Source receiving its client number with the Ministry.

/s/ John Sadowski
John Sadowski
President, North Star Prospecting
#3 Bloomfield Trail
Richmond Hill Ontario L4E 2H8

/s/ Lauren Notar
Lauren Notar
President, Source Gold Corp.
2 Toronto Street, Suite 234
Toronto Ontario M5C 2B5